Exhibit 10.1

STOCK EXCHANGE AGREEMENT

STOCK EXCHANGE AGREEMENT (the "Agreement") made this 14th day of September, 2016, by and among Liberated Energy, Inc., a Nevada corporation whose principal office is located at 15 Elvis Boulevard, Chester, New York 10918 ("LIBE"); Brian P. Conway, an individual, whose address is the same as LIBE ("PRINCIPAL LIBE SHAREHOLDER"); and Ron Knori ("SELLER); who is the owner of all of the Membership Interests of EcoCab Portland, LLC, an Oregon Limited Liability Company ("EPLLC"), who has executed a subscription agreement which will be appended hereto at closing.

R E C I T A L S

A.              ECPLLC is engaged in the business of operating a taxi service in Portland, Oregon.

B.              SELLER owns the entire issued and outstanding membership interests of ECPLLC (the "ECPLLC Membership Interest").

C.              LIBE is a publicly traded company engaged in the business of developing and marketing alternative energy source products.

D.              LIBE is authorized to issue up to 10,000,000,000 shares of Common Stock and there are 2,588,330 shares of Common Stock outstanding after completing a 1-for-3,500 reverse stock split. All reference to shares of LIBE Common Stock herein, is post 1-for-3,500 reverse stock split. LIBE is authorized to issue up to 10,000,000 shares of Series A Preferred Stock all of which are issued and outstanding and are owned by PRINCIPAL LIBE SHAREHOLDER. Each share of Series A Preferred Stock has 10,000 votes.

E.            LIBE desires to acquire one hundred percent (100%) of the ECPLLC Membership Interest in consideration for which LIBE shall issue to SELLER 25,553,000 restricted shares of LIBE Common Stock (the "Restricted Common Shares" and PRINCIPAL LIBE SHAREHOLDER will transfer to SELLER all of the issued and outstanding shares of Series A Preferred Stock (the "Exchange"). It is the intention of the parties this transaction be tax free and at closing SELLER shall own collectively at least 80% of the total outstanding shares of LIBE common stock and SELLER will own 100% of LIBE's authorized preferred stock.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows.

ARTICLE I

ACQUISITION OF ECPLLC COMMON SHARES BY LIBE

1.1            Acquisition of ECPLLC.  In the manner and subject to the terms and conditions set forth herein, LIBE shall acquire from SELLER, one hundred percent (100%) of the issued and outstanding ECPLLC Membership Interest.

1.2            Effective Date.  If all of the conditions precedent to the obligations of each of the parties hereto as hereinafter set forth shall have been satisfied or shall have been waived, the transactions set forth herein (the "Exchange") shall become effective on the Closing Date as defined herein.

1.3            Consideration

(a)            In consideration of SELLER transferring 100% of the issued and outstanding ECPLLC Membership Interest to LIBE, LIBE will issue to SELLER the Restricted Common Shares and PRINCIPAL LIBE SHAREHOLDER will transfer all of the issued and outstanding shares of LIBE Series A Preferred Stock to SELLER (the "Seller Consideration Shares").

(b)            If the outstanding shares of LIBE Common Stock are changed into a different number or class of shares by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization, or other similar transaction, then the number of shares of Common Stock referenced in Section 1.3(a), above, shall be appropriately adjusted.

1.4           Effect of Stock Exchange.  As of the Closing Date, all of the following shall occur:

(a)            The Articles of Incorporation of LIBE and the Articles of Organization of ECPLLC, as in effect on the Effective Date, shall continue in effect without change or amendment.

(b)            The Bylaws of LIBE and the Operation Agreement of ECPLLC, as in effect on the Closing Date, shall continue in effect without change or amendment.

(c)            Upon the Closing Date, the current directors will resign as members of the board of directors of LIBE, and Ron Knori, Brian Honeyman, and Paul Bernal will be appointed to the board of directors of LIBE. Further, the current officers of LIBE will resign and Ron Knori will be appointed president and chief executive officer and Brian Honeyman will be appointed secretary.

1.5            Disclosure Schedules.  Simultaneously with the execution of this Agreement: (a) LIBE shall deliver a schedule relating to LIBE which, along with the reports of LIBE filed with the Securities and Exchange Commission, shall be referred to as the "LIBE Disclosure Schedule", and (b) SELLER and ECPLLC shall deliver a schedule relating to SELLER and ECPLLC (the "ECPLLC Disclosure Schedule") and collectively with the LIBE Disclosure Schedule, the "Disclosure Schedules" setting forth the matters required to be set forth in the Disclosure Schedules as described elsewhere in this Agreement. The Disclosure Schedules shall be deemed to be part of this Agreement.

1.6            Further Action.  From time to time after the Closing, without further consideration, the parties shall execute and deliver such instruments of conveyance and transfer and shall take such other action as any party reasonably may request to more effectively transfer the ECPLLC shares of Common Stock and LIBE Shares.

ARTICLE II

CONDUCT OF BUSINESS PENDING CLOSING; STOCKHOLDER APPROVAL

LIBE, SELLER and ECPLLC covenant that between the date hereof and the Closing Date (as hereinafter defined):

2.1            Access.  The parties hereto shall afford all other parties to this Agreement, and their legal counsels, accountants and other representatives, throughout the period prior to the Closing Date, full access, during normal business hours, to (a) all of the books, records, documents and correspondence of and records, and (b) the respective parties' properties in order to conduct inspections to determine that the party are operating in material compliance with all applicable federal, state and local and foreign statutes, rules and regulations. Any such investigation or inspection by a party shall not be deemed a waiver of, or otherwise limit, the representations, warranties and covenants contained herein.

2.2            Conduct of Business.  During the period from the date hereof to the Closing Date, the business of each party shall be operated by in the usual and ordinary course of such business and in material compliance with the terms of this Agreement. Without limiting the generality of the foregoing:

(a)            Each party shall each use its reasonable effort to (i) maintain available services (ii) complete or maintain all existing material arrangements; (iii) maintain the integrity of all confidential information; and (iv) comply in all material respects with all applicable laws; and,

(b)            Except as contemplated by this Agreement, LIBE and ECPLLC shall not (i) sell, lease, assign, transfer or otherwise dispose of any of their material assets or property including cash; (ii) agree to assume, guarantee, endorse or in any way become responsible or liable for, directly or indirectly, any material contingent obligation; make any material capital expenditures; (iii) enter into any transaction concerning a merger or consolidation other than with the other party hereto or liquidate or dissolve itself (or suffer any liquidation or dissolution) or convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of related transactions, all or a substantial part of its property, business, or assets, or stock or securities convertible into stock of any subsidiary, or make any material change in the present method of conducting business; (iv) declare or pay any dividends or make any other distribution (whether in cash or property) on any shares of its capital stock or purchase, redeem, retire or otherwise acquire for value any shares of its capital stock or warrants or options whether now or hereafter outstanding; (v) make or suffer to exist any advances or loans to, or investments in any person, firm, corporation or other business entity not a party to this Agreement; (vi) enter into any new material agreement or be or become liable under any new material agreement, for the lease, hire or use of any real or personal property; (vii) create, incur, assume or suffer to exist, any mortgage, pledge, lien, charge, security interest or encumbrance of any kind upon any of its property or assets, income or profits, whether now owned or hereafter acquired; or (viii) agree to do any of the foregoing.

2.3            Exclusivity.  LIBE and ECPLLC and their officers, directors, representatives and agents, from the date hereof, until the Closing Date (unless this Agreement shall be earlier terminated as hereinafter provided), shall not hold discussions with any person or entity, other than LIBE, SELLER and ECPLLC or their respective agents concerning the Exchange, nor solicit, negotiate or entertain any inquiries, proposals or offers to purchase the business of LIBE or ECPLLC, nor the shares of capital stock of LIBE or the ECPLLC Membership Interest from any person other than LIBE, SELLER and ECPLLC, nor, except in connection with the normal operation of LIBE's and ECPLLC's respective business, or as required by law, or as authorized in writing by LIBE, SELLER and ECPLLC to disclose any confidential information concerning LIBE, SELLER or ECPLLC to any person other than SELLER, ECPLLC and SELLER's and ECPLLC's representatives or agents.

2.4            Board and Shareholder Approval.  The Board of Directors of LIBE has determined that the Exchange is fair to and in the best interests of its stockholders and has approved and adopted this Agreement and the terms of the Exchange. Shareholders of LIBE will not vote or approve of the transaction contemplated by this agreement. This Agreement constitutes, and all other agreements contemplated hereby will constitute, when executed and delivered by LIBE, the valid and binding obligation of LIBE, enforceable in accordance with their respective terms.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF LIBE AND PRINCIPAL LIBE SHAREHOLDER

Except as set forth in the LIBE Disclosure Schedule, (which incorporates all the reports of LIBE filed with the United States Securities and Exchange Commission) LIBE and PRINCIPAL LIBE SHAREHOLDER, jointly and severally represent and warrant to SELLER and ECPLLC as follows:

3.1            Organization and Standing.  LIBE is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. LIBE has all requisite corporate power to carry on its business as it is now being conducted and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary under applicable law except where the failure to qualify (individually or in the aggregate) will not have any material adverse effect on the business or prospects of LIBE. The copies of the Articles of Incorporation and Bylaws of LIBE, as amended to date, which have been delivered to SELLER and ECPLLC, are true and complete copies of these documents as now in effect.

3.2           Capitalization.

(a)            The number of shares of capital stock which are issued and outstanding are set forth in Recital D. All of such shares of capital stock that are issued and outstanding are duly authorized, validly issued and outstanding, fully paid and non-assessable, and were not issued in violation of the preemptive rights of any person. Other than as set forth in the LIBE Disclosure Schedule and Recital D, there are no subscriptions, warrants, rights or calls or other commitments or agreements to which LIBE is a party or by which it is bound, pursuant to which LIBE is or may be required to issue or deliver securities of any class. Other than as set forth in the LIBE Disclosure Schedule and Recital D, there are no outstanding securities convertible or exchangeable, actually or contingently, into Common Stock or any other securities of LIBE.

(b)            To LIBE'S knowledge, all outstanding shares of LIBE capital stock have been issued and granted in compliance with all applicable securities laws and other applicable legal requirements.

(c)            LIBE has good and marketable title to all of the LIBE Shares, free and clear of all liens, claims and encumbrances of any third persons.

3.3            Subsidiaries.  LIBE does not own any subsidiary corporations.

3.4            Authority.  LIBE's Board of Directors has determined that the Exchange is fair to and in the best interests of LIBE's stockholders. The execution, delivery and performance by LIBE of this Agreement (including the contemplated issuance of the Seller Consideration Shares) have been duly authorized by all necessary action on the part of LIBE. LIBE has the absolute and unrestricted right, power and authority to perform its obligations under this Agreement. This Agreement constitutes, and all other agreements contemplated hereby will constitute, when executed and delivered by LIBE in accordance herewith, the valid and binding obligations of LIBE, enforceable in accordance with their respective terms.

3.5            Assets.  Assets of LIBE are set forth in the LIBE Disclosure Schedule.

3.6            Contracts and Other Commitments.  Except as set forth in the LIBE Disclosure Schedule, LIBE is not a party to any contracts or agreements.

3.7            Litigation.  There is no claim, action, proceeding, or investigation pending or, to its knowledge, threatened against or affecting LIBE before or by any court, arbitrator or governmental agency or authority which, in its reasonable judgment, could have a material adverse effect on the operations or prospects of LIBE. There are no decrees, injunctions or orders of any court, governmental department, agency or arbitration outstanding against LIBE or asserted against LIBE that has not been paid.

3.8            Taxes.  For purposes of this Agreement, (A) "Tax" (and, with correlative meaning, "Taxes") shall mean any federal, state, local or foreign income, alternative or add-on minimum, business, employment, franchise, occupancy, payroll, property, sales, transfer, use, value added, withholding or other tax, levy, impost, fee, imposition, assessment or similar charge together with any related addition to tax, interest, penalty or fine thereon; and (B) "Returns" shall mean all returns (including, without limitation, information returns and other material information), reports and forms relating to Taxes.

(a)	LIBE has duly filed and paid all Taxes.

(b)	LIBE is not a party to any pending action or proceeding by any governmental authority for the assessment of any Tax, and, to the knowledge of LIBE, no claim for assessment or collection of any Tax related to LIBE has been asserted against LIBE that has not been paid. There are no Tax liens upon the assets of LIBE. There is no valid basis, to LIBE's knowledge, for any assessment, deficiency, notice, 30-day letter or similar intention to assess any Tax to be issued to LIBE by any governmental authority.

3.9            Compliance with Laws and Regulations.  LIBE has complied and is presently complying, in all material respects, with all laws, rules, regulations, orders and requirements (federal, state and local and foreign) applicable to it in all jurisdictions where the business of LIBE is conducted or to which LIBE is subject, including all requisite filings with the SEC. LIBE has not made any misrepresentation nor has omitted any material facts in any of its SEC filings to date.

3.10        Hazardous Materials.  To the knowledge of LIBE, LIBE has not violated, or received any written notice from any governmental authority with respect to the violation of any law, rule, regulation or ordinance pertaining to the use, maintenance, storage, transportation or disposal of "Hazardous Materials." As used herein, the term "Hazardous Materials" means any substance now or hereafter designated pursuant to Section 307(a) and 311 (b)(2)(A) of the Federal Clean Water Act, 33 USC §§ 1317(a), 1321(b)(2)(A), Section 112 of the Federal Clean Air Act, 42 USC § 3412, Section 3001 of the Federal Resource Conservation and Recovery Act, 42 USC § 6921, Section 7 of the Federal Toxic Substances Control Act, 15 USC § 2606, or Section 101(14) and Section 102 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 USC §§ 9601(14), 9602.

3.11        No Breaches.  The making and performance of this Agreement will not (i) conflict with or violate the

Articles of Incorporation or the Bylaws of LIBE, (ii) violate any laws, ordinances, rules, or regulations, or any order, writ, injunction or decree to which LIBE is a party or by which LIBE or any of its businesses, or operations may be bound or affected or (iii) result in any breach or termination of, or constitute a default under, or constitute an event which, with notice or lapse of time, or both, would become a default under, or result in the creation of any encumbrance upon any material asset of LIBE under, or create any rights of termination, cancellation or acceleration in any person under, any contract.

3.12        Employees.  LIBE has does not have any employees that are represented by any labor union or collective bargaining unit. Nor does LIBE have any employment agreements or compensation plans which are in effect with anyone.

3.13        Financial Statements.  Year-end audited financial statements and unaudited quarterly stub financial statements are available online at www.sec.gov, and at Section 3.13 of the LIB Disclosure Schedule LIBE has attached a true and accurate balance sheet of LIBE as of the date hereof (collectively, the "Financial Statements"). The Financial Statements present fairly, in all material respects, the financial position on the dates thereof and results of operations of LIBE for the periods indicated, prepared in accordance with generally accepted accounting principles ("GAAP"), consistently applied.

3.14        Absence of Certain Changes or Events.  Except as set forth in the LIBE Disclosure Schedule, since June 30, 2016, (the "Balance Sheet Dates"), there has not been:

(a)            any material adverse change in the financial condition, properties, assets, liabilities or business of LIBE;

(b)            any material damage, destruction or loss of any material properties of LIBE, whether or not covered by insurance;

(c)            any material adverse change in the manner in which the business of LIBE and has been conducted;

(d)            any material adverse change in the treatment and protection of trade secrets or other confidential information of LIBE; and,

(e)            any occurrence not included in paragraphs (a) through (d) of this Section 3.14 which has resulted, or which LIBE has reason to believe, might be expected to result in a material adverse change in the business or prospects of LIBE.

3.15        Government Licenses, Permits, Authorizations.  LIBE has all governmental licenses, permits, authorizations and approvals necessary for the conduct of its business as currently conducted ("Licenses and Permits"). All such Licenses and Permits are in full force and effect, and no proceedings for the suspension or cancellation of any thereof is pending or, to the knowledge of LIBE, threatened.

3.16        Employee Benefit Plans.

(a)            LIBE has no bonus, material deferred compensation, material incentive compensation, stock purchase, stock option, severance pay, termination pay, hospitalization, medical, insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan.

(b)            LIBE has not maintained, sponsored or contributed to, any employee pension benefit plan (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) or any similar pension benefit plan under the laws of any foreign jurisdiction.

(c)            Except as set forth in the LIBE Disclosure Schedule, neither the execution, delivery or performance of this Agreement, nor the consummation of the Exchange or any of the other transactions contemplated by this Agreement, will result in any bonus, golden parachute, severance or other payment or obligation to any current or former employee or director of any of LIBE, or result in any acceleration of the time of payment, provision or vesting of any such benefits.

3.17        Business Locations.  Other than as set forth in the LIBE Disclosure Schedule, LIBE does not own or lease any real or personal property in any state or country.

3.18        Intellectual Property.  LIBE owns the intellectual property set for in the LIBE Disclosure Schedule. LIBE is not currently in receipt of any notice of any violation or infringements of, and is not knowingly violating or infringing, or to the best of its knowledge has not violated or infringed the rights of others in any trademark, trade name, service mark, copyright, patent, trade secret, know-how or other intangible assets.

3.19        Governmental Approvals.  Except as set forth in the LIBE Disclosure Schedule, no authorization, license, permit, franchise, approval, order or consent of, and no registration, declaration or filing by LIBE with, any governmental authority, domestic or foreign, federal, state or local, is required in connection with LIBE's execution, delivery and performance of this Agreement. Except as set forth in the LIBE Disclosure Schedule, no consents of any other parties are required to be received by or on the part of LIBE to enable LIBE to enter into and carry out the terms of this Agreement.

3.20        Transactions with Affiliates.  Except as set forth in the LIBE Disclosure Schedule, LIBE is not indebted for money borrowed, either directly or indirectly, from any of its officers, directors, or any Affiliate (as defined below), in any amount whatsoever; nor are any of its officers, directors, or Affiliates indebted for money borrowed from LIBE; nor are there any transactions of a continuing nature between LIBE and any of its officers, directors, or Affiliates not subject to cancellation which will continue beyond the Closing Date, including, without limitation, use of the assets of LIBE for personal benefit with or without adequate compensation. For purposes of this Agreement, the term (i) "Affiliate" shall mean any person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified. As used in the foregoing definition, the term (ii) "control" shall mean the power through the ownership of voting securities, contract or otherwise to direct the affairs of another person and (iii) "person" shall mean an individual, firm, trust, association, corporation, partnership, government (whether federal, state, local or other politic al subdivision, or any agency or bureau of any of them) or other entity.

3.21        No Distributions.  LIBE has not made nor has any intention of making any distribution or payment to any of its shareholders with respect to any of its securities except in accordance with the terms of this Agreement.

3.22        Liabilities.  LIBE has no material direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise ("Liabilities"), whether or not of a kind required by generally accepted accounting principles to be set forth on a financial statement, other than (i) Liabilities fully and adequately reflected or reserved against on the LIBE Balance Sheet, (ii) Liabilities incurred since the Balance Sheet Date in the ordinary course of the business of LIBE, or (iii) Liabilities otherwise disclosed in this Agreement, including the exhibits hereto and LIBE Disclosure Schedule.

3.23        Accounts Receivable.  LIBE has no accounts receivables other than as disclosed in the LIBE Disclosure Schedule.

3.24        Insurance.  LIBE has no insurance policies in effect.

3.25        Contracts and Other Commitments.  Schedule 3.25 of the LIBE Disclosure Schedule consists of a true and complete list of all material contracts, agreements, commitments and other instruments (whether oral or written) to which LIBE is a party. LIBE has filed a copy of each such contract with the SEC. All such contracts are valid and binding upon LIBE and are in full force and effect and are enforceable in accordance with their respective terms. No such contracts are in breach, and no event has occurred which, with the lapse of time or action by a third party, could result in a material default under the terms thereof. To LIBE'S knowledge, no stockholder of ECPLLC has received any payment from any contracting party in connection with or as an inducement for causing LIBE to enter into any such contract.

3.26        No Omissions or Untrue Statements.  No representation or warranty made by LIBE or PRINCIPAL LIBE SHAREHOLDER to SELLER or ECPLLC in this Agreement contains any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF SELLER

Except as set forth in the ECPLLC Disclosure Schedule, SELLER and ECPLLC jointly and severally represent and warrant to LIBE and PRINCIPAL LIBE SHAREHOLDER as follows:

4.1            Organization and Standing of ECPLLC.  ECPLLC is a limited liability company, duly organized, validly existing and in good standing under the laws of Oregon, and has the power to carry on its business as now conducted and to own its assets and is duly qualified to transact business as a limited liability corporation in each state where such qualification is necessary except where the failure to qualify will not have a material adverse effect on the business or prospects of ECPLLC.

4.2            Authority.  The Managing Member and SELLER have approved this Agreement as evidenced by their respective signatures to this Agreement.

4.3            No Conflict.  The making and performance of this Agreement will not (i) conflict with the Articles of Organization or the Operating Agreement of ECPLLC, (ii) violate any laws, ordinances, rules, or regulations, or any order, writ, injunction or decree to which ECPLLC is a party or by which ECPLLC or any of its material assets, business, or operations may be bound or affected or (iii) result in any breach or termination of, or constitute a default under, or constitute an event which, with notice or lapse of time, or both, would become a default under, or result in the creation of any encumbrance upon any material asset of ECPLLC, or create any rights of termination, cancellation, or acceleration in any person under any material agreement, arrangement, or commitment.

4.4            Properties.  Except as set forth in the ECPLLC Disclosure Schedule, SELLER has good and marketable title to the entire ECPLLC Membership Interest, free and clear of all liens, claims and encumbrances of third persons whatsoever, and ECPLLC has good and marketable title to all of the assets and properties which it purports to own as reflected on the balance sheet included in the ECPLLC Financial Statements (as hereinafter defined), or thereafter acquired.

4.5            Capitalization of ECPLLC.  All of the Membership Interest are owned by SELLER, and there are no ownership interests of ECPLLC outstanding other than the Membership Interest. The Articles of Organization of ECPLLC do not limit the number of ownership interests that can be issued. The ECPLLC Membership Interest was duly authorized and is validly issued, fully paid, and non-assessable. As of the date hereof, there were no outstanding options, warrants or rights of conversion or other rights, agreements, arrangements or commitments relating to the securities of ECPLLC or obligating ECPLLC to issue or sell any ECPLLC ownership interest, other than as listed on Schedule 4.5 of the ECPLCC Disclosure Schedule. To SELLER's knowledge, the ECPLLC Membership Interest was issued and granted in compliance with all applicable legal requirements.

4.6            Governmental Approval; Consents.  No authorization, license, permit, franchise, approval, order or consent of, and no registration, declaration or filing by SELLER or ECPLLC with any governmental authority, domestic or foreign, federal, state or local, is required in connection with SELLER's OR ECPLLC's execution, delivery and performance of this Agreement. Except as set forth in the ECPLLC Disclosure Schedule, no consents of any other parties are required to be received by or on the part of SELLER or ECPLLC to enable SELLER and ECPLLC to enter into and carry out this Agreement.

4.7            Adverse Developments.  Since June 30, 2016, there have been no material adverse changes in the assets, liabilities, properties, operations or financial condition of ECPLLC, and no event has occurred other than in the ordinary and usual course of business or as set forth in the ECPLLC Financial Statements which could be reasonably expected to have a materially adverse effect upon ECPLLC.

4.8            Taxes.  ECPLLC has duly filed all required tax returns. All such returns were, when filed, and to SELLER's knowledge, were accurate and complete in all material respects and were prepared in conformity with applicable laws and regulations. ECPLLC has paid in full all taxes through June 30, 2016. ECPLLC is not a party to any pending action or proceeding by any governmental authority for the assessment of any tax, and, to the knowledge of ECPLLC, no claim for assessment or collection of any tax has been asserted against ECPLLC that have not been paid. There are no tax liens upon the assets of ECPLLC. There is no valid basis, to ECPLLC 's knowledge, for any assessment, deficiency, notice,

30-day letter or similar intention to assess any tax to be issued to ECPLLC by any governmental authority.

4.9            Litigation.  Except as set forth on the ECPLLC Disclosure Schedule, there is no material claim, action, proceeding, or investigation pending or, to their knowledge, threatened against or affecting SELLER or ECPLLC before or by any court, arbitrator or governmental agency or authority. There are no material decrees, injunctions or orders of any court, governmental department, agency or arbitration outstanding against SELLER or ECPLLC.

4.10        Compliance with Laws and Regulations.  ECPLLC has complied and is presently complying, in all material respects, with all laws, rules, regulations, orders and requirements applicable to it in all jurisdictions in which its operations are currently conducted or to which it is currently subject.

4.11        Governmental Licenses, Permits and Authorizations.  ECPLLC has all governmental licenses, permits, authorizations and approvals necessary for the conduct of its business as currently conducted. All such licenses, permits, authorizations and approvals are in full force and effect, and no proceedings for the suspension or cancellation of any thereof is pending or threatened.

4.12        Liabilities.  ECPLLC has no material direct or indirect Liabilities, as that term is defined in Section 3.22 ("ECPLLC Liabilities"), whether or not of a kind required by generally accepted accounting principles to be set forth on a financial statement, other than (i) ECPLLC Liabilities fully and adequately reflected or reserved against on the ECPLLC Balance Sheet, (ii) ECPLLC Liabilities incurred in the ordinary course of the business of ECPLLC, and (iii) ECPLLC Liabilities otherwise disclosed in this Agreement, including the Exhibits hereto.

4.13        SELLER's Representations Regarding LIBE Shares.

(a)            SELLER acknowledges that LIBE has limited assets and business and that the LIBE Shares are speculative and involve a high degree of risk, including among many other risks that the LIBE Shares will be restricted as elsewhere described in this Agreement and will not be transferable unless first registered under the Securities Act of 1933, as amended ("Act"), or pursuant to an exemption from the Act's registration requirements.

(b)            SELLER has access on EDGAR to all of LIBE's reports filed with the SEC and SELLER have had an opportunity to ask questions of and receive answers from LIBE regarding its business, assets, results of operations, financial condition and plan of operation and the terms and conditions of the issuance of the LIBE Shares.

(c)            SELLER is an "accredited investor" as that term is defined in Regulation 501 of the Securities Act of 1933, as amended and are each acquiring the LIBE Shares for his own account, and not for the account of any other person other than for the benefit of SELLER, and SELLER has no current intent to make any resale, pledge, hypothecation, distribution or public offering of the LIBE Shares except as permitted by applicable law.

(d)            SELLER, acting with the assistance of counsel and other professional advisers, possess such knowledge and experience in financial, tax and business matters as to enable him to utilize the information made available by LIBE, to evaluate the merits and risks of acquiring the LIBE Shares and to make an informed investment decision with respect thereto.

(e)            SELLER was not solicited by LIBE or anyone on LIBE's behalf to enter into any transaction by any form of general solicitation or general advertising, as those terms are defined in Regulation D of the Securities Act of 1933, as amended.

4.14        Contracts and Other Commitments.  Schedule 4.14 of the ECPLLC Disclosure Schedule consists of a true and complete list of all material contracts, agreements, commitments and other instruments (whether oral or written) to which ECPLLC is a party. ECPLLC has made or will make available to LIBE a copy of each such contract. All such contracts are valid and binding upon ECPLLC and are in full force and effect and are enforceable in accordance with their respective terms. No such contracts are in breach, and no event has occurred which, with the lapse of time or action by a third party, could result in a material default under the terms thereof. To ECPLLC's knowledge, no stockholder of ECPLLC has received any payment from any contracting party in connection with or as an inducement for causing ECPLLC to enter into any such contract.

4.15        Absence of Certain Changes or Events.  Except as set forth in the ECPLLC Disclosure Schedule, since June 30, 2016, (the "Balance Sheet Date"), there has not been:

(a)            any material adverse change in the financial condition, properties, assets, liabilities or business of ECPLLC;

(b)            any material damage, destruction or loss of any material properties of ECPLLC, whether or not covered by insurance;

(c)            any material adverse change in the manner in which the business of ECPLLC and has been conducted;

(d)            any material adverse change in the treatment and protection of trade secrets or other confidential information of ECPLLC; and

(e)            any occurrence not included in paragraphs (a) through (d) of this Section 4.15 which has resulted, or which ECPLLC has reason to believe, might be expected to result in a material adverse change in the business or prospects of ECPLLC.

4.16        Financial Statements.  At closing, the ECPLLC Disclosure Schedule will contain unaudited financial statements for the year ending December 31, 2015 and unaudited financial statements at September 30, 2016 (collectively the "Financial Statements"). EOCO was organized in the State of Oregon on September 18, 2014. The ECPLLC Financial Statements present fairly, in all material respects, the financial position on the dates thereof and results of operations of ECPLLC for the periods indicated, prepared in accordance with GAAP, consistently applied. There are no assets of ECPLLC the value of which is materially overstated in said balance sheets.

4.17        ECPLLC Motor Vehicles.  Schedule 4.17 of the ECPLLC Disclosure Schedule sets forth a complete and correct list and summary description of all motor vehicles owned by ECPLLC or in which ECPLLC has a beneficial interest. Except as otherwise set forth in Schedule 4.17 all such motor vehicles are owed by ECPLLC.  ECPLLC is not currently in receipt of any notice of any violation from any regulatory agency.

4.18        Subsidiaries.  ECPLLC owns no subsidiaries nor does it own or have an interest in any other corporation, partnership, joint venture or other entity.

4.19        Hazardous Materials.  To the knowledge of ECPLLC, ECPLLC has not violated, or received any written notice from any governmental authority with respect to the violation of any law, rule, regulation or ordinance pertaining to the use, maintenance, storage, transportation or disposal of "Hazardous Materials." As used herein, the term "Hazardous Materials" means any substance now or hereafter designated which is found to be toxic or harmful to humans or the environment when present in certain amounts or quantities.

4.20        Employees.  ECPLLC has no employees that are represented by any labor union or collective bargaining unit.

4.21        Employee Benefit Plans.  The ECPLLC Disclosure Schedule identifies each salary, bonus, material deferred compensation, material incentive compensation, stock purchase, stock option, severance pay, termination pay, hospitalization, medical, insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program or material agreement.

4.22        Business Locations.  ECPLC rents offices and dispatch center in Portland, Oregon. ECPLLC does not own or lease any real or personal property in any other location.

4.23        Insurance.  Except as set forth in Schedule 4.23 of the ECPLLC Disclosure Schedule, ECPLLC has no insurance policies in effect.

4.24        No Omission or Untrue Statement.  No representation or warranty made by SELLER or ECPLLC to LIBE or PRINCIPAL LIBE SHAREHOLDER in this Agreement contains any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

ARTICLE V

CLOSING

5.1            Closing.  The Exchange shall be completed on the first business day after the day on which the last of the conditions contained in this Article V is fulfilled or waived (the "Closing Date"); provided, however, that in no event shall the Closing occur later than October 31, 2016, unless otherwise agreed to by the parties in writing. The Closing shall take place as the parties may agree. At the Closing, PRINCIPAL LIBE SHAREHOLDER, LIBE, SELLER and ECPLLC shall make the deliveries contemplated by this Agreement, and in accordance with the terms of this Agreement.

5.2            LIBE's and PRINCIPAL LIBE SHARHOLDER'S Closing Deliveries.  At the Closing, in addition to documents referred elsewhere, LIBE and PRINCIPAL LIBE SHAREHOLDER shall cause to be delivered to SELLER:

(a)            a certificate, dated as of the Closing Date, executed by the President or Chief Executive Officer of LIBE, to the effect that the representations and warranties contained in this Agreement are true and correct in all material respects at and as of the Closing Date and that LIBE has complied with or performed in all material respects all terms, covenants and conditions to be complied with or performed by LIBE on or prior to the Closing Date;

(b)            certificates representing the Restricted Common Shares and 10,000,000 shares of Series A Preferred Stock;

(c)            certified resolution of the Board of Directors and shareholders authorizing and approving the transactions set forth herein;

(d)            proof that all of the outstanding liabilities of LIBE have been paid in full; and, (e)  such other documents as SELLER or their counsel may reasonably require.

5.3            ECPLLC's Closing Deliveries.  At the Closing, in addition to documents referred to elsewhere, SELLER shall deliver to LIBE:

(a)            a certificate of SELLER dated as of the Closing Date that the representations and warranties of SELLER contained in this Agreement are true and correct in all material respects and that SELLER have complied with or performed in all material respects all terms, covenants, and conditions to be complied with or performed by SELLER on or prior to the Closing Date;

(b)            an Assignment, duly endorsed, assigning the ECPLLC Membership Interest to Libe;

(c)            such other documents as LIBE or its counsel may reasonably require.

ARTICLE VI

CONDITIONS TO OBLIGATIONS OF LIBE

The obligation of LIBE to consummate the Closing is subject to the following conditions, any of which may be waived by it in its sole discretion.

6.1            Compliance by SELLER and ECPLLC.  SELLER and ECPLLC shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with in all material respects by SELLER and ECPLLC prior to or on the Closing Date.

6.2            Accuracy of SELLER's and ECPLLC Representations.  SELLER's and ECPLLC's representations and warranties contained in this Agreement (including the Disclosure Schedule) or any schedule, certificate, or other instrument delivered pursuant to the provisions hereof or in connection with the transactions contemplated hereby shall be true and correct in all material respects at and as of the Closing Date (except for such changes permitted by this Agreement) and shall be deemed to be made again as of the Closing Date.

6.3            Documents.  All documents and instruments required hereunder to be delivered by SELLER and ECPLLC to LIBE at the Closing shall be delivered in form and substance reasonably satisfactory to LIBE and its counsel.

6.4            Litigation.  No litigation seeking to enjoin the transactions contemplated by this Agreement or to obtain damages on account hereof shall be pending or, to ECPLLC's knowledge, be threatened.

6.5            Material Adverse Change.  Except for operations in the ordinary course of business, no material adverse change shall have occurred subsequent to June 30, 2016 in the financial position, results of operations, assets, or liabilities of ECPLLC, nor shall any event or circumstance have occurred which would result in a material adverse change in the financial position, results of operations, assets, or liabilities of ECPLLC.

6.6            Approval by ECPLLC.  The Managing Member and owners of ECPLLC shall have approved in writing this Agreement and the transactions contemplated hereby.

6.7            Satisfaction with Due Diligence.  LIBE shall have been satisfied with its due diligence review of ECPLLC and its operations.

6.8            Regulatory Compliance.  ECPLLC shall have received any and all regulatory approvals and consents required to complete the transactions contemplated hereby.

6.9            Ownership Maintenance.  At Closing Principal LIBE Shareholder will own 11% of the total outstanding common shares of LIBE. If at any time within six months after the Closing Date, LIBE issues additional shares of common stock other than Permitted Issuances, Principal LIBE Shareholder will be issued additional shares of common stock in order to maintain his ownership at 11% of the total outstanding shares of common stock of LIBE as such percentage is reduced by Permitted Issuances or by sales of stock by the Principal LIBE Shareholder. "Permitted Issuances" means (1) any shares issued in connection with capital formation in an arm's length transaction, (2) employee stock options or warrants issued to service providers, or (3) shares of LIBE common stock or LIBE Convertible Notes issued in exchange for convertible notes of EPCLLC outstanding as of the Closing Date.

ARTICLE VII

CONDITIONS TO SELLER's AND ECPLLC's OBLIGATIONS

The obligation of SELLER and ECPLLC to consummate the Closing is subject to the following conditions, any of which may be waived by SELLER and ECPLLC in their discretion.

7.1            Compliance by LIBE and PRINCIPAL LIBE SHAREHOLDER.  LIBE and PRINCIPAL LIBE SHAREHOLDER shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by them prior to or on the Closing Date.

7.2            Accuracy of Representations of LIBE and PRINICIPAL LIBE SHAREHOLDER.  The representations and warranties of LIBE and PRINCIPAL LIBE SHAREHOLDER contained in this Agreement (including the exhibits hereto and the LIBE Disclosure Schedule) or any schedule, certificate, or other instrument delivered pursuant to the provisions hereof or in connection with the transactions contemplated hereby shall be true and correct in all material respects at and as of the Closing Date (except for changes permitted by this Agreement) and shall be deemed to be made again as of the Closing Date.

7.3            Continuation as Publicly Traded Company.  LIBE will continue to remain reporting with the SEC, pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, for a minimum of ten years from the date of Closing and cause its shares to continue to be listed for trading on the OTC Markets for the same period of time.

7.4            Litigation.  No litigation seeking to enjoin the transactions contemplated by this Agreement or to obtain damages on account hereof shall be pending or to LIBE's knowledge be threatened.

7.5            Documents.  All documents and instruments required hereunder to be delivered by LIBE and PRINCIPAL LIBE SHAREHOLCER at the Closing shall be delivered in form and substance reasonably satisfactory to SELLER and ECPLLC and their counsel.

7.6            Liabilities.  Except as set forth in Section 7.6 of the LIBE Disclosure Schedule, LIBE shall have no liabilities except as incurred in the ordinary course of business, as reflected on LIBE's most recent balance sheet, or as otherwise approved by SELLER.

7.7            Approval by Board of Directors.  The board of directors of LIBE shall have approved this Agreement.

7.8            Satisfaction with Due Diligence.  SELLER shall have been satisfied with their due diligence review of LIBE and satisfied themselves that LIBE continues to trade its shares on OTC Market under the designation PINK.

7.9            Regulatory Compliance.  LIBE shall have received any and all regulatory approvals and consents required to complete the transactions contemplated hereby.

7.10        Ingestion of Capital.  LIBE or others shall have paid all of LIBE's outstanding liabilities and LIBE shall have executed an agreement with third parties for the ingestion of $200,000 of capital to LIBE, payable on Closing.

7.11        Payment to PRINCIPAL LIBE SHAREHOLDER.  PRINCIPAL LIBE SHAREHOLDER shall have been paid $15,000 from EEPLLC or a third party.

ARTICLE VIII

TERMINATION

8.1            Termination Prior to Closing.

(a)            If the Closing has not occurred by October 31, 2016, any party may terminate this Agreement at any time thereafter by giving written notice of termination to the other, provided, however, that no party may terminate this Agreement if such party has breached any material terms or conditions of this Agreement and such breach has prevented the timely closing of the Exchange. Notwithstanding the above, such deadline may be extended one or more times, only by mutual written consent of SELLER and LIBE.

(b)            Prior to October 31, 2016, any party may terminate this Agreement following the insolvency or bankruptcy of the other party hereto, or if any one or more of the conditions to Closing set forth in Article VI or Article V II shall become incapable of fulfillment or there shall have occurred a material breach of this Agreement and either such condition of breach shall not have been waived by the party for whose benefit the condition was established, then LIBE (in the case of a condition in Article VI) or SELLER (in the case of a condition specified in Article VII) may terminate this Agreement. In addition, either LIBE or SELLER or ECPLLC may terminate this Agreement upon written notice to the other if it shall reasonably determine that the Exchange has become inadvisable by reason of the institution or threat by an y federal, state or municipal governmental authorities of a formal investigation or of any action, suit or proceeding of any kind against either or both parties.

8.2            Consequences of Termination.  Upon termination of this Agreement pursuant to this Article VIII or any other express right of termination provided elsewhere in this Agreement, the parties shall be relieved of any further obligation under this Agreement except for the obligations in Section 11.4; provided, however, that no termination of this Agreement, pursuant to this Article VIII hereof or under any other express right of termination provided elsewhere in this Agreement shall operate to release any party from any liability to any other party incurred otherwise than under this Agreement before the date of such termination, or from any liability resulting from any willful misrepresentation of a material fact made in connection with this Agreement or willful breach of any material provision hereof.

ARTICLE IX

ADDITIONAL COVENANTS

9.1            Mutual Cooperation.  The parties hereto will cooperate with each other, and will use all reasonable efforts to cause the fulfillment of the conditions to the parties' obligations hereunder and to obtain as promptly as possible all consents, authorizations, orders or approvals from each and every third party, whether private or governmental, required in connection with the transactions contemplated by this Agreement.

9.2            Changes in Representations and Warranties of a Party.  Between the date of this Agreement and the Closing Date, no party shall directly or indirectly, enter into any transaction, take any action, or by inaction permit an otherwise preventable event to occur, which would result in any of the representations and warranties of such party herein contained not being true and correct at and as of the Closing Date. Each party shall promptly give written notice to the other parties upon becoming aware of (a) any fact which, if known on the date hereof, would have been required to be set forth or disclosed pursuant to this Agreement, and (b) any impending or threatened breach in any material respect of any of the party's representations and warranties contained in this Agreement and with respect to the latter shall use all reasonable efforts to remedy same.

9.3            Name Change.  As soon as practicable after completing the acquisition of ECPLLC, LIBE will change its name to EcoCab USA, Inc.

9.4            SEC Filings.  The parties agree that the following filing shall be made with the Securities and Exchange Commission ("Commission"): (a) a report on Form 8-K will be filed with the Commission disclosing the execution of this Agreement and subsequently, the completion of the terms thereof.

9.5            Conduct of Business.  During the period from the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, ECPLLC and LIBE shall continue to conduct their businesses and maintain their business relationships in the ordinary and usual course consistent with past practice and will not, without the prior written consent of the other party:

(a)            Sell, lease, assign transfer or otherwise dispose of any of its material assets, including cash;

(b)            Agree to, or assume guarantee, endorse or otherwise in any way be or become responsible or liable for, directly or indirectly, any material contingent obligation;

(c)            Make any material capital expenditures;

(d)            Enter into any transaction concerning a merger or consolidation other than with the other party hereto or liquidate or dissolve itself (or suffer any liquidation or dissolution) or convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of related transactions, all or a substantial part of its property, business, or assets, or stock or securities convertible into stock of any subsidiary, or make any material change in the present method of conducting business;

(e)            Declare or pay any dividends or make any other distribution (whether in cash or property) on any shares of its capital stock or purchase, redeem, retire or otherwise acquire for value any shares of its capital stock or warrants or options whether now or hereafter outstanding;

(f)            Make any advances or loans to, or investments in any person, firm, corporation or other business entity not a party to this Agreement;

(g)            Enter into any new material agreement or be or become liable under any new material agreement, for the lease, hire or use of any real or personal property; or

(h)            Create, incur, assume or suffer to exist, any mortgage, pledge, lien, charge, security interest or encumbrance of any kind upon any of its property or assets, income or profits, whether now owned or hereafter acquired.

ARTICLE X

SECURITIES & INDEMNIFICATION

10.1        LIBE Shares Not Registered.  SELLER has been advised that the LIBE Shares have not been and when issued, will not be registered under the Securities Act of 1933, the securities laws of any state of the United States or the securities laws of any other country and that in issuing and selling the LIBE Shares to SELLER pursuant hereto, LIBE is relying upon the "safe harbor" provided by Regulation 506 of Regulation D of the Securities Act of 1933, as amended. Resales of the LIBE Shares may only be made pursuant to an effective registration statement or the availability of an exemption from registration. All certificates evidencing the LIBE Shares shall, unless and until removed in accordance with law, bear a restrictive legend substantially in the following form:

The securities evidenced hereby have not been registered under the Securities Act of 1933, as amended, nor any other applicable securities act (the "Acts"), and may not be sold, transferred, assigned, pledged or otherwise distributed, unless there is an effective registration statement under such Acts covering such securities or the Company receives an opinion of counsel for the holder of these securities (concurred on by counsel for the Company) stating that such sale, transfer, assignment, pledge or distribution is exempt from or in compliance with the registration and prospectus delivery requirements of such Acts.

10.2        Indemnification by LIBE and PRINCIPAL LIBE SHAREHOLDER.  LIBE and PRINCIPAL LIBE SHAREHOLDER shall indemnify SELLER and ECPLLC in respect of, and hold SELLER and ECPLLC harmless against, any and all debts, obligations and other liabilities (whether absolute, accrued, contingent, fixed or otherwise, or whether known or unknown, or due or to become due or otherwise), monetary damages, fines fees, penalties, interest obligations, deficiencies, losses and expenses (including without limitation attorneys fees and litigation costs) incurred or suffered by SELLER or ECPLLC.

(a)            resulting from any misrepresentation, breach of warranty or failure to perform any covenant or agreement of LIBE contained in this Agreement; and

(b)            resulting from any liability of LIBE incurred or resulting from activities that took place prior to the Closing not disclosed on the LIBE Disclosure Schedule.

10.3            Indemnification by SELLER and ECPLLC.  SELLER and ECPLLC shall jointly and severally indemnify LIBE and PRINCIPAL LIBE SHAREHOLDER in respect of, and hold LIBE and PRINCIPAL LIBE SHAREHOLDER harmless against, any and all debts, obligations and other liabilities (whether absolute, accrued, contingent, fixed or otherwise, or whether known or unknown, or due or to become due or otherwise), monetary damages, fines fees, penalties, interest obligations, deficiencies, losses and expenses (including without limitation attorneys fees and litigation costs) incurred or suffered by LIBE or PRINCIPAL LIBE SHAREHOLDER:

(a)            resulting from any misrepresentation, breach of warranty or failure to perform any covenant or agreement of SELLER contained in this Agreement; and,

(b)            resulting from any liability of SELLER incurred or resulting from activities that took place prior to the Closing not disclosed on the ECPLLC Financial Statements.

ARTICLE XI

LEAK OUT OF SHARES

11.1        Restriction on Trades.  With respect to his shares of LIBE common stock, PRINCIPAL LIBE SHAREHOLDER agrees that, for a two-year period beginning on the Closing Date (the "Leak Out Period"), he may not trade more than 10% of the day's total trading volume. PRINCIPAL LIBE SHAREHOLDER will not engage in any short selling of LIBE common stock during the Leak Out Period.

11.2        Legend.  An appropriate legend describing this Agreement shall be imprinted on each stock certificate representing Common Stock covered hereby, and the transfer records of the Company's transfer agent shall reflect such appropriate restrictions.

11.3        Permitted Transfer.  Notwithstanding the foregoing, PRINCIPAL LIBE SHAREHOLDER (and any transferee of his) may transfer any LIBE common stock: (i) to any trust, partnership, corporation or other entity formed for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that prior to such transfer a duly authorized officer, representative or trustee of such transferee agrees in writing to be bound by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (ii) to non- profit organizations qualified as charitable organizations under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or (iii) if such transfer occurs by operation of law, such as rules of descent and distribution, statutes governing the effects of a merger or a qualified domestic order, provided that prior to such transfer the transferee executes an agreement stating that the transferee is receiving and holding any LIBE common stock subject to the provisions of this Agreement. For purposes hereof, "immediate family" means any relationship by blood, marriage or adoption, not more remote than first cousin.

ARTICLE XI

MISCELLANEOUS

12.1        Expenses.  Each party shall each pay its own expenses incident to the negotiation, preparation, and carrying out of this Agreement, including legal, accounting and audit fees.

12.2        Survival of Representations, Warranties and Covenants.  All statements contained in this Agreement or in any certificate delivered by or on behalf of parties pursuant hereto, or in connection with the actions contemplated hereby shall be deemed representations, warranties and covenants by the parties as the case may be, hereunder. All representations, warranties, and covenants made by parties in this Agreement, or pursuant hereto, shall survive the Closing in a period of two (2) years.

12.3        Publicity.  LIBE and ECPLLC shall not issue any press release or make any other public statement, in each case, relating to, in connection with or arising out of this Agreement or the transactions contemplated hereby, without obtaining the prior approval of the other, which shall not be unreasonably withheld or delayed, except that prior approval shall not be required if, in the reasonable judgment of LIBE prior approval by SELLER would prevent the timely dissemination of such release or statement in violation of applicable federal securities laws, rules or regulations or policies of OTC Markets.

12.4        Non-Disclosure.  A disclosing party will not at any time after the date of this Agreement, without the recipient's consent, except in the ordinary operation of its business or as required by law, divulge, furnish to or make accessible to anyone any knowledge or information with respect to confidential or secret processes, inventions, discoveries, improvements, formulae, plans, material, devices or ideas or know-how, whether patentable or not, with respect to any confidential or secret aspects of such party (including, without limitation, customer lists, supplier lists and pricing arrangements with customers or suppliers) ("Confidential Information"). The parties will not at any time after the date of this Agreement and prior to the Exchange use, divulge, furnish to or make accessible to anyone any Confidential Information (other than to its representatives as part of its due diligence or corporate investigation). Any information, which (i) at or prior to the time of disclosure by the disclosing party was generally available to the public through no breach of this covenant, (ii) was available to the public on a non-confidential basis prior to its disclosure by the disclosing party, or (iii) was made available to the public from a third party provided that such third party did not obtain or disseminate such information in breach of any legal obligation of the disclosing party, shall not be deemed Confidential Information for purposes hereof, and the undertakings in this covenant with respect to Confidential Information shall not apply thereto. The undertakings of the parties set forth above in this Section 12.4 shall terminate upon consummation of the Closing. If this Agreement is terminated pursuant to the provisions of Article VIII or any other express right of termination set forth in this Agreement, the recipient shall return to the disclosing party all copies of all Confidential Information previously furnished to it by the disclosing party.

12.5        Succession and Assignments and Third Party Beneficiaries.  This Agreement may not be assigned (either voluntarily or involuntarily) by any party hereto without the express written consent of the other parties. Any attempted assignment in violation of this Section shall be void and ineffective for all purposes. In the event of an assignment permitted by this Section, this Agreement shall be binding upon the heirs, successors and assigns of the parties hereto. There shall be no third party beneficiaries of this Agreement except as expressly set forth herein to the contrary.

12.6        Notices.  All notices, requests, demands, or other communications with respect to this Agreement shall be in writing and shall be (i) sent by facsimile transmission, (ii) sent by the United States Postal Service, registered or certified mail, return receipt requested, or (iii) personally delivered by a nationally recognized express overnight courier service, charges prepaid, to the following addresses (or such other addresses as the parties may specify from time to time in accordance with this Section):

If, to LIBE or PRINCIPAL	Brian P. Conway
LIBE SHAREHOLDER:	LIBERATED ENERGY, INC.
15 Elvis Boulevard
Chester, New York 10918
Tel: (845) 610-3817

If, to ECPLLC:
EcoCab Portland, LLC
3250 Northwest Yeon Avenue, Suite 4-6 W
Portland, OR 97210

Any such notice shall, when sent in accordance with the preceding sentence, be deemed to have been given and received on the earliest of (i) the day delivered to such address or sent by facsimile transmission, (ii) the tenth business day following the date deposited with the United States Postal Service, as the case may be, or (iii) 72 hours after shipment by such courier service.

12.7        Construction. This Agreement shall be construed and enforced in accordance with the internal laws of the State of Nevada without giving effect to the principles of conflicts of law thereof. All parties hereby irrevocably submit to the exclusive jurisdiction of any state or federal court sitting in the state of Nevada for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waive, and agree not to assert in any suit, action or proceeding, any claim that he is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper.

12.8        Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same Agreement.

12.9        No Implied Waiver; Remedies. No failure or delay on the part of the parties hereto to exercise any right, power, or privilege hereunder or under any instrument executed pursuant hereto shall operate as a waiver nor shall any single or partial exercise of any right, power, or privilege preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. All rights, powers, and privileges granted herein shall be in addition to other rights and remedies to which the parties may be entitled at law or in equity.

12.10     Entire Agreement. This Agreement, including the Exhibits and Disclosure Schedules attached hereto, sets forth the entire understandings of the parties with respect to the subject matter hereof, and it incorporates and merges any and all previous communications, understandings, oral or written as to the subject matter hereof, and cannot be amended or changed except in writing, signed by the parties.

12.11     Headings. The headings of the Sections of this Agreement, where employed, are for the convenience of reference only and do not form a part hereof and in no way modify, interpret or construe the meanings of the parties.

12.12     Severability. To the extent that any provision of this Agreement shall be invalid or unenforceable, it shall be considered deleted hereof and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect.

12.13     Attorneys Fees. In the event any legal action is brought to interpret or enforce this Agreement, the party prevailing in such action shall be entitled to recover its attorneys' fees and costs in addition to any other relief that it is entitled.

12.14     Consultants. Each party represents to the others that there is no broker or finder entitled to a fee or other compensation for bringing the parties together to effect the Exchange.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

LIBE:	Liberated Energy, Inc.
a Nevada Corporation

	By:	BRIAN P. CONWAY
Brian P. Conway, President

PRINCIPAL LIBE SHAREHOLDER:	BRIAN P. CONWAY
Brian P. Conway

ECPLLC:	EcoCab Portland, LLC, an Oregon limited liability company

	By:	RON KNORI
Ron Knori, Managing Member

SELLER:	RON KNORI
Ron Knori

LIBE Disclosure Schedule

3.13            Financial Statements.

LIBE Balance Sheet as of September 13, 2016

Sep 13, 16
ASSETS
Current Assets
Checking/Savings
Wells Fargo
Checking 0195	7,161.13
Total Wells Fargo	7,161.13
Total Checking/Savings	7,161.13
Total Current Assets	7,161.13
TOTAL ASSETS	7,161.13
LIABILITIES & EQUITY
Liabilities
Current Liabilities
Other Current Liabilities
Accrued Interest	18,896.63
Convertible Notes
Care bourn	355,259.70
Craig Savin	20,000.00
Service Trading Company	22,000.00
Total Convertible Notes	397,259.70
Received for Stock	50,000.00
Total Other Current Liabilities	466,156.33
Total Current Liabilities	466,156.33
Total Liabilities	466,156.33
Equity
Capital Stock	788.00
Paid In Capital	745,515.38
Preferred Stock	10,000.00
Retained Earnings	-1,083,231.59
Net Income	-132,066.99
Total Equity	-458,995.20
TOTAL LIABILITIES & EQUITY	7,161.13

The $355,359.70 balance indicated for Carebourn Capital L.P. is in respect of promissory notes convertible into common stock of LIBE at a discount to the market trading price. The indicated balance reflects the LIBE's estimate of the actual cost to LIBE of the promissory notes, given the conversion discount feature. By face amount, the outstanding principal and accumulated interest balance of all promissory notes held by Carebourn Capital as of September 12, 2016 is as follows:

	Principal	Interest
Carebourn Capital L.P.	$18,000	$18,485.26
	$21,000	$22,125.37
	$28,000	$29,914.74
	$23,000	$23,000.00
	$198,000.00	$0.00

Similarly, the outstanding principal balance of the promissory note held by Service Trading Co. is as follows:

Service Trading Co.	$22,000	$23,500.00

4.12            Liabilities.

One of LIBE's lenders, LG Capital Funding LLC, by email, accepted LIBE's offer to settle their outstanding convertible promissory note for $85,000. LIBE promptly delivered a check to LG Capital Funding for $85,000, which in the LIBE's view formed a binding contract with LIBE to settle the debt. Without returning the check, LG Capital Funding took action in conflict with the settlement agreement, by attempting to convert part the promissory note into 39,197 shares of restricted LIBE common stock. LIBE's position is that the settlement was binding and that the attempt to convert the note is a breach of contract. LIBE will seek an injunction to prevent the issuance of shares in respect of the note conversion and enforce the settlement agreement.

ECPLLC Disclosure Schedule

4.5               Capitalization of ECPLLC

ECPLLC has outstanding $235,000 principal amount of convertible notes convertible into membership interests of ECPLLC at the election of the holders at any time before the First Payment Date as defined in the notes. The First Payment Dates range from January 1, 2017 to October 1, 2017. At January 1, 2017, the convertible notes (principal and accumulated interest) will be convertible into an aggregate 4.91% ownership interest of ECPLLC. EPCLLC has discussed with the noteholders the possible exchange of the convertible notes for promissory notes of LIBE that would be convertible into shares of LIBE common stock, but no definitive agreements have been reached.

ECPLLC's outside legal counsel holds a warrant for 0.87% ownership interest of the Company. The warrant has an exercise price of $50,000 and a ten year term. ECPLCC has agreed to exchange it for a warrant for 222,909 shares of common stock of LIBE with the same exercise price and term.

4.17            Motor Vehicles

Eco Cab Portland LLC Atlas Vehicle Schedule as of September 13, 2016-CA16936P2016Policy #
Veh#	Year	Make	Model	Vehicle ID Number	Stated Value
1	2015	Tesla	Model S	5YJSA1H18FFP70935	96,360
2	2015	Tesla	Model S	5YJSA1H16FFP69380	96,360
3	2015	Tesla	Model S	5YJSA1H18EFP62543	105,450
4	2013	Nissan	Leaf	1N4AZ0CP5DC409799	18,000
5	2013	Nissan	Leaf	1N4AZ0CP2DC408822	18,000
6	2013	Nissan	Leaf	1N4AZ0CP7DC408007	18,000
7	2013	Nissan	Leaf	1N4AZ0CP8DC405150	18,000
8	2013	Nissan	Leaf	1N4AZ0CP9DC407523	18,000
9	2013	Nissan	Leaf	1N4AZ0CPXDC411063	18,000
10	2013	Nissan	Leaf	1N4AZ0CP7DC403177	18,000
11	2013	Nissan	Leaf	1N4AZ0CP8DC402121	18,000
12	2014	MVLLC	MV-1	57WMD2A67EM101858	51,159
13	2014	MVLLC	MV-1	57WMD2A6XEM101806	51,159
14	2013	Nissan	Leaf	1N4AZ0CP6DC403817	18,000
15	2015	Tesla	Model S	5YJSA4H16FFP73012	95,370
16	2015	Tesla	Model S	5YJSA4H17FFP73049	93,470
17	2015	Tesla	Model S	5YJSA4H13FFP76188	94,820
18	2014	Tesla	Model S	5YJSA1H1XEFP37692	94,240
19	2014	Tesla	Model S	5YJSA1H19EFP30507	94,420
20	2014	MVLLC	MV-1	57WMD1A63EM100605	38,900
21	2014	MVLLC	MV-1	57WMD1A67EM100610	38,900
22	2014	MVLLC	MV-1	57WMD2A69EM101795	38,900
23	2016	Ford	Trasit 150 Van	1FMZK1CM1GKA15512	48,000
24	2016	Ford	Trasit 150 Van	1FMZK1CM3GKA15513	48,000
25	2016	MVLLC	MV-1	57WMD1A6XEM100715	35,000
26	2014	Tesla	Model S	5YJSA1H11EFP62190	70,000
27	2015	Tesla	Model S85	5YJSA1E15FF114664	70,000
28	2014	Tesla	Model S	5YJSA1H1XEFP62494	70,000
29	2015	Ford	Trasit 150 Van	1FTNE1CM1FKB29583	40,000
30	2015	Ford	Trasit 150 Van	1FTNE1CM3FKB29584	40,000
31	2015	Ford	Trasit 150 Van	1FTNE1CMXFKB29582	40,000
32	2015	Ford	Trasit 150 Van	1FTNE1CM6FKB18367	40,000

Progressive Auto Schedule as of September 13, 2016-Policy #035676362
Veh#	Year	Make	Model	Vehicle ID Number	Stated Value
1	2015	Tesla	Model S P	5YJSA4H29FFP79900	125,120
2	2016	Tesla	X	5YJXCAE21GF003927	100,000

Liberty Auto Policy as of September 13, 2016-Policy #BAS56842886
Veh#	Year	Make	Model	Vehicle ID Number	Stated Value
1	2014	Tesla	Model S	5YJSA1H12EFP58083	96,150